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[S1 LETTERHEAD]
                                                                   EXHIBIT 99

CONTACTS:
Bob Zwerneman                                    Tracey Frederickson
Vice President, Investor Relations               Sterling Hager PR for S1
S1 Corporation                                   617-926-6665 ext. 327
404-812-6225                                     tfrederickson@sterlinghager.com
bobz@s1.com

           S1 CORPORATION RECEIVES EQUITY INVESTMENTS FROM FIVE GLOBAL
                           FINANCIAL SERVICE PROVIDERS

        -- COMMITMENTS SOLIDIFY S1'S LEADERSHIP POSITION IN THE EMERGING
                               EFINANCE MARKET --

       ATLANTA, GA. - MAY 25, 2000 - S1 Corporation (NASDAQ: SONE), a leading provider of Internet-based financial services solutions, announced today that it has received equity investments, totaling US$244 million, from five of the world's largest financial service providers. The organizations who have made equity investments in S1 include affiliates of Zurich Financial Services Group (SWX:ZUAN and LSE:ADZ), Allianz AG (DAX:G.ALL), FleetBoston Financial Corporation (NYSE:FBF), J.P. Morgan (NYSE:JPM) and State Farm Mutual Automobile Insurance Company. The additional capital will be used for S1's general corporate purposes, including its mission to provide new and existing customers with advanced access to emerging technologies that help create competitive advantages in the rapidly evolving world of eFinance.

       "As we continue to broaden and deepen our relationships with some of the world's largest and most influential financial institutions, this vote of confidence truly validates both our business model and our vision for the future of eFinance," said James S. Mahan III, CEO of S1 Corporation. "Since our inception, we have worked closely with our customers to leverage their expertise and align our resources to help them meet their customers' needs. Today's commitments take this strategy to a new level, further extending our global relationships and enabling us to more rapidly execute on our plans to become the dominant eFinance infrastructure provider on the planet."

       Under the terms of the agreements, S1 will issue US$244 million in shares of newly authorized series D convertible preferred stock. The series D convertible preferred stock votes with S1's common stock, and has no preferential dividend or liquidation rights. In total, the preferred stock is convertible into an aggregate of 7,145,052 shares of S1 common stock at the option of the holder or upon the occurrence of certain events, subject to customary adjustments at an effective price of $34.15 per share.

       "By aligning ourselves more closely with S1, Zurich Financial Services and its subsidiaries will be uniquely positioned to drive our global businesses with a dynamic,

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enterprise-wide financial solution that delivers value to our customers and our shareholders," said Rolf Huppi, chairman and CEO of Zurich Financial Services. "It is our belief that S1 has the vision, technology and experience to make the concept of eFinance a reality in today's global online financial services market. As an extension of our initial commitment to S1, we intend to utilize the strengths of S1 to aggressively take our 35 million households online and continue to add value to our customers."

       According to Chad Gifford, president and chief operating officer, of FleetBoston, "Its robust platform and list of marquis global customers and partners makes S1 the leading provider who has the ability to deliver the proven infrastructure required to support the largest global financial institutions. We are already deploying S1's Corporate Suite and clearly plan to extend our relationship with S1."

       According to Dr. Friedrich Wobking, Member of the Board of Management of Allianz Versicherungs AG and responsible for the international e-business coordination within the Allianz Group, "As a global financial institution whose many businesses will derive great benefits from innovations in eFinance, Allianz believes it is important to align itself with technology leaders like S1. As an investor, we see great potential for value creation with S1 and its focus on eFinance."

       According to Chris Ahearn, co-head of corporate development at LabMorgan, "Our investment represents the beginning of our work with the S1 management team in building, creating and investing in wholesale oriented eFinance companies whose products and services can enhance the overall S1 platform. We look forward to helping S1 continue to build out its corporate and wholesale arsenal."

ABOUT S1 CORPORATION

       S1 (Nasdaq:SONE), the pioneer of Internet banking, is today's leading global provider of innovative Internet-based financial services solutions. S1 offers a broad range of applications that empower financial organizations to increase revenue, strengthen customer relationships and gain competitive advantage by meeting the evolving needs of their customers across various lines of business, market segments and delivery channels. Through its professional services organization, S1's applications can be implemented in-house or outsourced to the S1 Data Center. Additional information about S1 is available at http://www.s1.com.

ABOUT STATE FARM MUTUAL AUTOMOBILE INSURANCE COMPANY

       Founded in 1922, State Farm Mutual Automobile Insurance Company has been the United States' leading auto insurer since 1942 and the number one insurer of homes since 1964. State Farm also provides life and health insurance. In addition, the company's federal savings bank offers deposit and consumer loan products. For more information, please visit http://www.statefarm.com.

ABOUT ZURICH FINANCIAL SERVICES

       The Zurich Financial Services Group (SWX:ZUAN and LSE:ADZ) is a global leader in the financial services industry, providing its customers with solutions in the area of financial protection and asset accumulation. The Group concentrates its activities in four core businesses:




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non-life and life insurance, reinsurance and asset management. Headquartered in
Zurich, Switzerland, the Group's worldwide presence builds on strong positions in its three key markets: the United States, the United Kingdom and Switzerland. It has offices in more than 60 countries reaching over 35 million customers and employing 68,000 people. Based on consolidated figures for 1999, the Group achieved gross premiums of USD 48 billion. This amount includes insurance deposits as well as premiums from the Farmers Exchanges. The net income amounted to USD 3.26 billion. On December 31, 1999, the Group had USD 442 billion of assets under management of which USD 264 billion represent funds managed for third-party institutional and retail customers. More information is available at http://www.zurich.com.

ABOUT ALLIANZ GROUP

       The Allianz Group is one of the world's leading global insurance companies with gross premium income of 53 billion euros in the business year 1999 and a market capitalization of over 100 billion euros. Allianz is represented in 77 countries around the globe with around 700 subsidiaries and employs more than 114.200 people worldwide. Allianz AG in Munich, Germany, is the lead company for the international Group. Over half of the Group's premium income is generated outside Germany. Almost 70 percent of the Group's business is in property and casualty insurance and 30 percent in life and health insurance. At the end of 1997 Allianz designated asset management for private and institutional investors as its third core business. Since that time Allianz has steadily expanded this business segment. At the end of 1999 the Group had assets under management approaching 400 billion euros. Investments for third parties stood at around 30 billion euros. Among the largest member companies of the Allianz Group are Assurances Generales de France (AGF) in France, Riunione Adriatica di Sicurta (RAS) in Italy, Cornhill Insurance in Great Britain, as well as Fireman's Fund Insurance Company and - since May 2000 - PIMCO Advisors in the U.S.

ABOUT FLEETBOSTON FINANCIAL

            FleetBoston Financial is the eighth-largest financial holding company in the United States. An $187 billion diversified financial services company, it offers a comprehensive array of innovative financial solutions to 20 million customers in more than 20 countries and territories. Among the company's key lines of business are: retail banking, with over 1,250 branches and over 3,400 ATMs in the Northeast; commercial banking, including capital markets/investment banking and commercial finance; investment services, including discount brokerage; and full-service banking through more than 250 offices in Latin America. FleetBoston Financial is headquartered in Boston and listed on the New York Stock Exchange (NYSE: FBF) and the Boston Stock Exchange (BSE: FBF).

ABOUT LABMORGAN

       LabMorgan is the e-finance unit of J.P. Morgan & Co. Incorporated. It identifies, implements, and invests in e-finance ideas that shape the future of financial services. The unit combines the capabilities of a classic incubator and early-stage merchant bank with the premier brand, financial markets prowess, content, and client reach of J.P. Morgan. LabMorgan provides




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a high-speed development environment for entrepreneurs with innovative e-finance ideas and is a hub of technological innovation within the firm.

FORWARD-LOOKING STATEMENTS

The statements contained in this release that are forward-looking are based on current expectations that are subject to a number of uncertainties and risks, and actual results may differ materially. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include, but are in no way limited to:

              - the possibility that the anticipated benefits from our recent acquisition transactions will not be fully realized;

              - the possibility that costs or difficulties related to our integration of recent acquisitions will be greater than expected;

              - our dependence on the timely development, introduction and customs acceptance of new internet services;

              - rapidly changing technology and shifting demand requirements and internet usage patterns;

              - other risks and uncertainties, including the impact of competitive services, products and prices, the unsettled conditions in the internet and other high-technology industries and the ability to attract and retain key personnel; and

              - other risk factors as may be detailed from time to time in our public announcements and filings with the SEC, including the Company's annual report on Form 10-K for the year ended December 31, 1999.

In addition, nothing in the press release should be viewed as an update or comment on earlier forward looking statements provided by S1 Corporation. As noted above, because actual results, performance or developments may differ materially from forward-looking statements, S1 will not update such statements over the course of future periods.

The series D preferred stock being offered has not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act.

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